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                                                                    EXHIBIT 10.4

                             AMENDMENT NO. 3 TO THE
                                CREDIT AGREEMENT

                                                  DATED AS OF SEPTEMBER 23, 2003

                  AMENDMENT NO. 3 TO THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT among Rayovac Corporation, a Wisconsin corporation (the "Company"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Bank of America, N.A., as administrative agent (the "Administrative Agent") for the Lenders.

                  PRELIMINARY STATEMENTS:

                  (1) The Company, Varta Geratebatterie GmbH (the "Subsidiary Borrower" and together with the company, the "Borrower"), the Lenders and the Administrative Agent have entered into a Third Amended and Restated Credit Agreement dated as of October 1, 2002 (such Credit Agreement, (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

                  (2) The Lenders signatory hereto are, on the terms and conditions stated below, willing to grant the request of the Company and the Company, and such Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

                  (a) The Preliminary Statements to the Credit Agreement are amended by (i) replacing the figure "$100,000,000" with the figure "$120,000,000", (ii) replacing the figure "(euro)50,000,000" the first time it appears therein with the figure "(euro)40,000,000" and (iii) replacing the figure "$300,000,000" with the figure "$350,000,000",

                  (b) Section 1.1 is amended by inserting the following definitions in alphabetical order:

                  "Amendment No. 3 means Amendment No. 3 to the Credit Agreement dated as of September 23, 2003, among the Company, the Lenders party thereto and the Administrative Agent.

                  Amendment No. 3 Effective Date has the meaning specified in Amendment No. 3.

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                                       2

                  Average Dollar Equivalent means, on any date, in relation to any Indebtedness outstanding on such date denominated in Euros, the amount of Dollars which could be purchased with the amount of such Indebtedness at the average of the foreign exchange spot rates of the Administrative Agent on the last day of each of the twelve calendar months preceding such date.

                  Bridge Facility means a senior subordinated unsecured bridge facility in form and substance reasonably acceptable to the Administrative Agent, entered into by the Company, the ROV Guarantors and certain financial institutions and institutional lenders named therein pursuant to which the Company will borrow up to $350 million solely to finance the Remington Acquisition and the Remington Financing.

                  First Tranche U.S. Term Loan B - see subsection 2.1(e).

                  First Tranche U.S. Term Loan B Commitment means, as to any Lender, the commitment of each such Lender to make a First Tranche U.S. Term Loan B pursuant to subsection 2.1(e). The amount of each Lender's First Tranche U.S. Term Loan B Commitment is set forth across from such Lender's name on Schedule 2.1.

                  German Pledge Agreement means any of the German Share Pledge Agreements, the Account Pledge Agreement, as well as any other Collateral Document governed by German law and providing for a pledge (Pfandrecht) in favor of the Administrative Agent for the benefit of itself, the Lenders and/or the Qualified Foreign Lenders as security for the liabilities of the Company, the Subsidiary Borrower or any Guarantor under any Loan Document.

                  IRP means Investors/RP, L.L.C., a Delaware limited liability company.

                  Permanent Securities means the issuance and sale of senior subordinated unsecured notes or any other securities by the Company, any of its Subsidiaries, or the Remington Companies on terms and conditions reasonably acceptable to the Administrative Agent solely for the purpose of either financing the Remington Acquisition and the Remington Financing or refinancing all or a portion of the loans under the Bridge Facility.

                  Razor means Vestar Razor Corp., a Delaware corporation.

                  Remington means Remington Products Company, L.L.C., a Delaware limited liability company.

                  Remington Acquisition means the acquisition of (i) all of the membership interests in Remington owned by RPI, (ii) all of the issued and outstanding capital stock of each of Shaver and Razor and (iii) all of the economic interests in Remington that are owned by IRP, pursuant to the Remington Acquisition Agreement.

                  Remington Acquisition Agreement means that certain Purchase Agreement dated as of August 21, 2003 between, among others, RPI, Vestar Equity Partners, L.P. and IRP, as sellers (the "Remington Sellers"), and the Company, as purchaser.

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                                       3

                  Remington Acquisition Commitment Date means August 21, 2003.

                  Remington Acquisition Information means all information in connection with any aspect of the Remington Acquisition Transactions and all financial projections concerning the Company, its Subsidiaries, Remington or any of its Subsidiaries, that was made available to the Lead Arranger or any of the Lenders by the Company, its Subsidiaries, any of their representatives, or on their behalf, prior to the Remington Acquisition Commitment Date.

                  Remington Acquisition Transactions means the Remington Acquisition, the Remington Financing, the Bridge Facility, the Permanent Securities and Amendment No. 3.

                  Remington Companies means Shaver, Razor, Remington and their Subsidiaries.

                  Remington Company Pledge Agreement means a Pledge Agreement, substantially in the form of Exhibit G, between each Remington Company that is a Domestic Subsidiary and the Administrative Agent.

                  Remington Financing means the repayment by the Company or the Remington Companies of all Indebtedness of the Remington Companies (other than any Indebtedness permitted to be outstanding hereunder) and the termination of all commitments to make extensions of credit existing on or prior to the Amendment No. 3 Effective Date.

                  Remington Material Adverse Effect means (i) a material adverse effect on business, operations, assets, liabilities (actual or contingent), results of operations, condition (financial or otherwise) or prospects of the Remington Companies, taken as a whole, (ii) an adverse effect on the ability of any Remington Company that is a Guarantor to perform its obligations under the applicable loan documentation, (iii) an impairment of the rights and remedies of the Lenders under the Loan Documents as they relate to the Remington Companies or (iv) a purported adverse effect on Amendment No. 3 or any other aspect of the Remington Acquisition Transactions as they relate to the Remington Companies.

                  Remington U.K. Charge means a Deed of Charge and Memorandum of Deposit, substantially in the form of Exhibit H-1, between Remington and the Administrative Agent.

                  Rosata/Paula Acquisitions means the acquisition of one or more of the Subsidiary Borrower's leased facilities located in Ellwangen, Germany and Dischingen, Germany, currently owned by Paula Grundstucksverwaltungsgesellschaft mbH & Co. Vermietungs-KG, Mannheim and ROSATA Grundstucksvermietungsgesellschaft mbH & Co. Object Dischingen KG, Dusseldorf, respectively, or the equity interests of one or both such entities, for an aggregate purchase price not to exceed
         (euro)20,000,000.

                  RPI means RPI Corp., a Delaware corporation.

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                                       4

                  Second Tranche U.S. Term Loan B - see subsection 2.1(e).

                  Second Tranche U.S. Term Loan B Commitment means, as to any Lender, the commitment of each such Lender to make a Second Tranche U.S. Term Loan B pursuant to subsection 2.1(e). The amount of each Lender's Second Tranche U.S. Term Loan B Commitment is set forth across from such Lender's name on Schedule 2.1."

                  Shaver means Vestar Shaver Corp., a Delaware corporation.

                  (c) The following definitions in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:

                  "Restructuring Charges means restructuring charges of (i) not more than $42,500,000 identified to the Administrative Agent in writing prior to November 15, 2003 and taken by the Company prior to September 30, 2003, of which not more than $24,000,000 shall be cash restructuring charges and not more than $21,000,000 shall be non-cash restructuring charges, and (ii) not more than $35,000,000 identified to the Administrative Agent in writing prior to November 15, 2005 and taken by the Company prior to September 30, 2005, of which not more than $25,000,000 shall be cash restructuring charges and not more than $10,000,000 shall be non-cash restructuring charges.

                  U.S. Term Loan B Commitment means, as to each Lender, such Lender's First Tranche U.S. Term Loan B Commitment and Second Tranche U.S. Term Loan B Commitment, as applicable."

                  (d) The definition of "Euro Revolving Commitment Amount" in
Section 1.01 of the Credit Agreement is amended by replacing the figure "(euro)50,000,000" with the figure "(euro)40,000,000".

                  (e) The definition of "Excess Cash Flow" in Section 1.01 of the Credit Agreement is amended by deleting the parenthetical in subsection
(b)(ii) thereof.

                  (f) The definition of "Funded Debt" in Section 1.01 of the Credit Agreement is amended by inserting the following at the end thereof:

                  "minus the Dollar Equivalent of any Indebtedness denominated in Euros plus the Average Dollar Equivalent of any Indebtedness denominated in Euros."

                  (g) The definition of "German Entities" in Section 1.01 of the Credit Agreement is amended by inserting the phrase "and Remington Products GmbH" at the end thereof.

                  (h) The definition of "U.S. Revolving Commitment Amount" in
Section 1.01 of the Credit Agreement is amended by replacing the figure "$100,000,000" with the figure "$120,000,000".

                  (i) Section 2.1(e) of the Credit Agreement is amended in its entirety to read as follows:

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                                       5

                  "(e)     The U.S. Term Loan B Facility. (i) Each Lender
         severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "First Tranche U.S. Term Loan B") on the Effective Date in the amount of such Lender's First Tranche U.S. Term Loan B Commitment. Amounts borrowed as First Tranche U.S. Term Loans B which are repaid or prepaid by the Company may not be reborrowed. The First Tranche U.S. Term Loan B Commitments shall expire concurrently with the making of the First Tranche U.S. Term Loans B on the Effective Date.

                  (ii) Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Second Tranche U.S. Term Loan B, and together with the First Tranche U.S. Term Loans B, the "U.S. Term Loans B") on the Amendment No. 3 Effective Date in the amount of such Lender's Second Tranche U.S. Term Loan B Commitment. Amounts borrowed as Second Tranche U.S. Term Loans B which are repaid or prepaid by the Company may not be reborrowed. The Second Tranche U.S. Term Loan B Commitments shall expire concurrently with the making of the Second Tranche U.S. Term Loans B on the Amendment No. 3 Effective Date."

                  (j) Section 2.8(a) of the Credit Agreement is amended by:

                           (i) Deleting the letter "(k)" in the third line of subsection (iv) thereof and substituting for such letter the letter "(l)", and

                           (ii)     Adding to the end thereof a new subsection
                  (vi) to read as follows:

                  "(vi)    Within 5 Business Days after the receipt of any Net
         Cash Proceeds from the sale of the former Rayovac production facility in Mexico City, in an amount required by the provisions of Section 8.2(i) hereof.".

                  (k) A new Section 5.1A of the Credit Agreement is inserted in proper numerical order to read as follows:

                  "5.1A    Conditions to Extensions of Credit on Amendment No. 3
Effective Date. The obligation of each Lender to make any Second Tranche U.S. Term Loan B to be made by it is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                           (a)      Resolutions and Incumbency.

                           (i) Copies of resolutions of the board of directors (or other governing body) of each Remington Company that is a Guarantor authorizing the transactions contemplated hereby, certified as of the Amendment No. 3 Effective Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii) A certificate of the Secretary or an Assistant Secretary or director of each Remington Company that is a Guarantor certifying the names and true

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                                       6

                  signatures of the officers of such Person authorized to execute, deliver and perform the Loan Documents to be delivered by it hereunder.

                           (b) Organization Documents; Good Standing. Each of the following documents:

                           (i) for each Remington Company that is a Guarantor, the articles or certificate of incorporation and the bylaws of such Person, as the case may be, as in effect on the Amendment No. 3 Effective Date, certified by the Secretary or Treasurer of such Person, as of the Amendment No. 3 Effective Date; and

                           (ii) a good standing certificate, if applicable, for each Remington Company that is a Guarantor, from the Secretary of State (or similar applicable Governmental Authority) of the jurisdiction of its organization.

                           (c)      Legal Opinions.

                           (i) An opinion of Sutherland, Asbill & Brennan, substantially in the form of Exhibit I-2.

                           (ii) An opinion of special English counsel to the Company as to the Remington U.K. Charge.

                           (d) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Amendment No. 3 Effective Date, together with Attorney Costs of the Administrative Agent and the Arrangers to the extent invoiced prior to or on the Amendment No. 3 Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (it being understood that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent), including any such costs, fees and expenses arising under or referenced in Section 2.11 or 11.4.

                           (e) Certificate. A certificate signed by a Responsible Officer, dated as of the Amendment No. 3 Effective Date stating that no Event of Default or Unmatured Event of Default exists or will result from the making of the Second Tranche U.S. Term Loan B under Section 9.1(a) or Section 9.1(c) (in the case of Section 9.1(c), solely to the extent that such Event of Default or Unmatured Event of Default arises from (i) a violation of Section 8.2, 8.3, 8.4, 8.8 or
         8.14 or (ii) an action taken by the Borrowers or the Guarantors that violates Section 8.1 or 8.5).

                           (f) Guaranties. An ROV Guaranty executed by each Remington Company that is a Domestic Subsidiary.

                           (g) Real Property. (i) With respect to each parcel of real property owned by any Remington Company and listed on
         Schedule 5.1A(g), (A) a duly executed Mortgage (collectively, the "Remington Mortgages") providing for a fully perfected first

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                                       7

         mortgage Lien, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in all right, title and interest of each Remington Company to the real property subject to such Mortgage, superior in right to any Lien (other than Permitted Liens), existing or future, which any Remington Company or any creditors thereof or purchasers therefrom, or any other Person, may have against such real property as well as evidence that all filing and recording taxes and fees have been paid, together with a certificate of insurance confirming that the insurance required to be maintained with respect to such real property by this Agreement, any Mortgage, or any other Loan Document is in full force and effect, (B) a fully-paid ALTA (or other form acceptable to the Administrative Agent) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first mortgage Lien against such real property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent, with such endorsements and affirmative insurance as the Administrative Agent may reasonably request, (C) copies of all documents of record concerning such parcel as shown on the policy or binder referred to above, (D) ALTA/ACSM form surveys for which all necessary fees (where applicable) have been paid, and dated as of a date acceptable to the Administrative Agent, certified to the Administrative Agent and the issuer of the Remington Mortgages in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent, (E) such other consents, agreements and confirmations of third parties as the Administrative Agent may deem necessary or desirable and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Remington Mortgages has been taken, (F) favorable opinions of local counsel for the Company in the state where the real property described in the Remington Mortgages is located, with respect to the enforceability and perfection of such Mortgages covering any such real property and any related fixture filings, in form and substance satisfactory to the Administrative Agent, and (G) the favorable opinion of Sutherland Asbill & Brennan LLP with respect to the valid existence, corporate power and authority of the Remington Company party to the Remington Mortgages in the granting of such Mortgages, in form and substance satisfactory to the Administrative Agent. (ii) If the requirements of clause (i) hereof have not been satisfied, evidence satisfactory to the Administrative Agent that the Company has used commercially reasonable efforts to satisfy such requirements.

                           (h) Collateral Documents. Fully executed originals of each of the following: (i) a supplement to the Security Agreement, executed by each Remington Company that is a Domestic Subsidiary; (ii) the Remington Company Pledge Agreement; and (iii) the Remington U.K. Charge; together with, in each case, evidence that all necessary deliveries, registrations and filings have been (or substantially currently will be) made to perfect the Liens granted thereunder.

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                                       8

                           (i) Other Documents. Such other approvals, opinions, documents or materials, including, without limitation, updated schedules to the Credit Agreement, as the Administrative Agent or any Lender may reasonably request.

                           (j) Remington Acquisition Information. All of the Remington Acquisition Information shall be complete and correct in all material respects, and no changes, occurrences or developments shall have occurred, and no information shall have been received or discovered by the Lead Arranger of the Lenders, regarding the Company, any of its Subsidiaries, Remington or any of its Subsidiaries or the Remington Acquisition Transactions after the Remington Acquisition Commitment Date that either individually or in the aggregate could reasonably be excepted to have a Remington Material Adverse Effect.

                           (k)      Concurrent Transactions. (i) The
         Administrative Agent shall have received satisfactory evidence of receipt by the Company of not more than $350 million cash proceeds from advances made under the Bridge Facility or the issuance by the Company of Permanent Securities, (ii) the Remington Acquisition shall have been consummated in accordance with the terms of the Remington Acquisition Agreement and in compliance with applicable law and regulatory approvals, (iii) the Remington Financing shall have been consummated simultaneously with the Remington Acquisition and (iv) the Remington Acquisition Agreement and other agreements, instruments and documents relating to the Remington Acquisition Transactions shall not have been altered, amended or otherwise changed or supplemented from the form previously delivered to the Administrative Agent in any material respect or in a manner adverse to the Lenders or any condition therein waived without the prior written consent of the Lenders.

                           (l) No Remington Material Adverse Effect. There shall have been no change, occurrence or development in Remington since July 26, 2003 that could reasonably be expected to have a Remington Material Adverse Effect.

                           (m) Ownership Interests. The Lenders shall have received reasonably satisfactory evidence that (i) at least 90% of the capital stock and other equity or economic interests ("OWNERSHIP INTERESTS") in Remington shall be owned by the Company or one or more of the Company's Subsidiaries, in each case free and clear of any lien, charge or encumbrance not permitted under this Agreement.

                           (n) Consents and Approvals. All governmental, shareholder and third party consents and approvals required by the Remington Acquisition Agreement for the consummation of the Remington Acquisition and expiration of all waiting periods applicable to such consents (including, without limitation, the expiration or termination of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975) without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Remington Acquisition or that seeks or threatens any of the foregoing, and no law or regulation shall be applicable that in the judgment of the Lead Arranger could have a Remington Material Adverse Effect shall have been received.

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                                       9

                           (o) Litigation; Restraining Orders. Except as specifically disclosed on Schedule I to Amendment No. 3, there shall not be any action, suit, investigation or proceeding pending or, to the knowledge of any of the Company or any of its Subsidiaries or any of the Remington Companies, threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Remington Material Adverse Effect.

                           (p) Margin Regulations. All loans made by the Lenders to the Borrowers or any of their affiliates shall be in full compliance with the Federal Reserve's Margin Regulations.

                           (q) Satisfactory Financial Statements. The Lead Arranger and the Lenders shall have received: (A) unaudited consolidated financial statements of the Company and its Subsidiaries and the Remington Companies for any interim quarterly periods that have ended since the most recent of the audited financial statements received by the Lead Arranger and the Lenders, and pro forma financial statements as to the Company and its Subsidiaries and the Remington Companies giving effect to the Remington Acquisition Transactions for the most recently completed fiscal year and the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed quarter, which in each case, (1) shall not be materially inconsistent with the Remington Acquisition Information, and
         (2) shall meet the requirements of Regulation S-X under the Securities Act, and all other accounting rules and regulations of the SEC promulgated thereunder applicable to a registration statement under such Act on Form S-1; (B) forecasts prepared by management of the Company and its Subsidiaries and the Remington Companies, each in form reasonably satisfactory to the Lead Arranger and the Lenders, of balance sheets, income statements and cash flow statements for each year commencing with the first fiscal year following the Amendment No. 3 Effective Date for the term of the Facilities; and (C) evidence satisfactory to the Lead Arranger that the pro forma financial statements delivered pursuant to clause (A) above and the forecasts delivered pursuant to clause (B) above were prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of the then existing conditions, and the chief financial officer of the Company shall have provided the Lenders a written certification to that effect."

                  (l) Section 5.2 of the Credit Agreement is amended by inserting the following parenthetical immediately after the word "Loan" contained in the first sentence thereof: "(other than the Second Tranche U.S. Term Loans B)".

                  (m)      Section 7.13 of the Credit Agreement is amended by:

                           (i) Adding the following phrase to the end of subsection (a)(i)(B) thereof: " provided, further, that, except as may be required pursuant to clause (d) below, no Person shall be required to pledge the capital stock of any Foreign Subsidiary of Remington, other than Remington Consumer Products Limited;" and

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                                       10

                           (ii) Inserting the following phrase at the end of the parenthetical contained in the fourth and eighth lines of subsection (a)(i)(C) thereof: "and, except as may be required pursuant to clause (d) below, Remington Products GmbH" and

                           (iii)    Adding to the end thereof a new subsection
                  (d) to read as follows:

                  "(d) Notwithstanding the foregoing provisions of this Section 7.13, if, at any time, Remington Consumer Products (Ireland) Limited, Remington Products, Inc., Remington Products GmbH, Remington Products Australia Pty Ltd. and Remington Products New Zealand Ltd. (collectively, the "Remington Immaterial Foreign Subsidiaries"), hold assets that have a fair market value of at least $40,000,000 in the aggregate, or the Dollar Equivalent thereof, or have net income in any fiscal year of at least $3,000,000 in the aggregate, or the Dollar Equivalent thereof, and (i) the stock of any Remington Immaterial Foreign Subsidiary has not previously been so pledged, the Company shall promptly (A) pledge or cause to be pledged, pursuant to documentation in form and substance satisfactory to the Administrative Agent, 66% of the stock of such Remington Immaterial Foreign Subsidiary to the Administrative Agent (so long as such Remington Immaterial Foreign Subsidiary is not owned by a Foreign Subsidiary), (B) in connection with such pledge, deliver or cause to be delivered to the Administrative Agent such certificates and opinions of counsel as may be requested by the Administrative Agent, and (C) deliver or cause to be delivered to the Administrative Agent the stock certificates (if any) to be pledged thereunder, together with undated stock powers duly executed in blank, and (ii) any Remington Immaterial Foreign Subsidiary has not previously delivered a KGaA Guaranty to the Administrative Agent, the Company shall cause such Remington Immaterial Foreign Subsidiary to execute and deliver a KGaA Guaranty, together with such certificates and opinions of counsel in connection with such KGaA Guaranty as may be requested by the Administrative Agent."

                  (n) A new Section 7.18 of the Credit Agreement is inserted in proper numerical order as follows:

                  "7.18 Amendment No. 3 Documents. Within 45 days after the Amendment No. 3 Effective Date, the Company will deliver to the Administrative Agent the documents required by Section 5.1A(g)(i), if not previously delivered on the Amendment No. 3 Effective Date.".

                  (o)      Section 8.1(i) of the Credit Agreement is amended by:

                           (i) Inserting after the words "ordinary course of business," in the second line thereof the parenthetical "(including, without limitation, any property acquired pursuant to the Rosata/Paula Acquisitions)" and

                           (ii) Replacing the figure "$8,000,000" contained therein with the phrase "the sum of (x) $10,000,000 plus (y) the aggregate principal amount of any Indebtedness incurred for the purposes of consummating the Rosata/Paula Acquisitions".

                  (p)      Section 8.2 of the Credit Agreement is amended by:

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                                       11

                           (i) Replacing the figure "$10,000,000" contained in clause (c) thereof with the figure "$15,000,000",

                           (ii)     Deleting the word "and" at the end of clause
                  (g) thereof,

                           (iii) Replacing the figure "$5,000,000" contained in clause (h) thereof with the figure "$10,000,000" and replacing the period at the end of such clause (h) with "; and", and

                           (iv)     Adding to the end thereof a new subsection
                  (i) to read as follows:

                                    "(i)     the sale of the former Rayovac
                  production facility in Mexico City provided that (A) at the time of such sale, no Event of Default or Unmatured Event of Default shall exist or will result from such sale, (B) at least 75% of the consideration received by the Company or such Subsidiary from such sale is in cash or Cash or Cash Equivalent Investments and (C) any Net Cash Proceeds in excess of $12,500,000 received by or on behalf of the Company or any Subsidiary in respect of such sale shall be applied by the Company within 5 Business Days of receipt to prepay an aggregate principal amount of the Term Loans equal to 100% of the Net Cash Proceeds in excess of $12,500,000 so received. Any such prepayment shall be applied to the Term Loans on a pro rata basis (using the Dollar Equivalent of each Euro installment to determine the pro rata application)."

                  (q) Section 8.3 of the Credit Agreement is amended by deleting the words "or (j)" contained therein and substituting the words ", (j) or (m)" therefor.

                  (r)      Section 8.4 of the Credit Agreement is amended by:

                           (i) Replacing subsection (i) thereof in its entirety with the following: "(i) investments incurred in order to consummate the VARTA Acquisition, including, without limitation, the Transformation and the VARTA Exchange;"

                           (ii)     Deleting the word "and" at the end of clause
                  (k) thereof,

                           (iii)    Replacing the period at the end of clause
                  (l) thereof with a semicolon, and

                           (iv)     Adding to the end thereof new subsections
                  (m) and (n) to read as follows:

                                    "(m) the Remington Acquisition; and

                                    (n) the Rosata/Paula Acquisitions."

                  (s)      Section 8.5 of the Credit Agreement is amended by:

                           (i) Inserting (A) after the words "aggregate amount" in the second line of clause (d) thereof the parenthetical "(other than Indebtedness permitted by subsection (f) below)" and (B) after the words "subsection
                  (e)" in the fourth line of clause (d) thereof the words "or
                  (f)",

                           (ii) Replacing the figure "$5,000,000" contained in clause (d) thereof with the figure "$10,000,000",

                           (iii) Replacing clause (e) thereof in its entirety with the following: "(e) Indebtedness of Subsidiaries to the Company or Wholly-Owned Subsidiaries, provided that (i) any such Indebtedness incurred by the Company or any Domestic Subsidiary on or following the Amendment No. 3 Effective Date must be unsecured and expressly subordinated to the prior payment in full in cash of all obligations hereunder and under the Loan Documents and (ii) any such Indebtedness owed to the Company or any Domestic Subsidiary, unless incurred by the Company or any Domestic Subsidiary, and incurred on or following the Amendment No. 3 Effective Date must be evidenced by an unsubordinated promissory note that has been pledged and assigned as required by the Security Agreement;",

                           (iv)     Deleting the word "and" at the end of clause
                  (j) thereof,

                           (v)      Replacing the period at the end of clause
                  (k) thereof with "; and",

                           (vi) Adding immediately before the last sentence thereof a new subsection (l) to read as follows:

                                    "(l)     the Bridge Facility in an amount up
                  to $350 million to finance the Remington Acquisition and the Permanent Securities.", and

                           (vii)    Deleting the last sentence thereof.

                  (t)      Section 8.8 of the Credit Agreement is amended by:

                           (i)      Deleting the word "and" at the end of clause
                  (e) thereof,

                           (ii)     Replacing the period at the end of clause
                  (f) thereof with "; and", and

                           (iii)    Adding to the end thereof a new subsection
                  (g) to read as follows:

                                    "(g)     Guaranty Obligations arising under
                    the Bridge Facility and the Permanent Securities."

                  (u) Section 8.11 of the Credit Agreement is amended by deleting the table contained therein in its entirety and substituting the following table therefor:

  Period Ending                         Ratio
  -------------                         -----
12/31/02 - 6/30/05                    2.25 : 1.0
 9/30/05 - 6/30/06                    3.00 : 1.0
    Thereafter                        3.50 : 1.0

                  (v) Section 8.12 of the Credit Agreement is amended by deleting the table contained therein in its entirety and substituting the following table therefor:

   Period Ending                         Ratio
   -------------                         -----
12/31/02 - 12/31/03                    5.25 : 1.0
 3/31/04 - 6/30/04                     5.00 : 1.0
 9/30/04 - 6/30/05                     4.75 : 1.0
 9/30/05 - 6/30/06                     4.50 : 1.0
 9/30/06 - 6/30/07                     3.75 : 1.0
     Thereafter                        3.50 : 1.0

                  (w) Section 8.13 of the Credit Agreement is amended by deleting the table contained therein in its entirety and substituting the following table therefor:

  Period Ending                         Ratio
  -------------                         -----
12/31/02 - 9/30/05                    1.25 : 1.0
    Thereafter                        1.40 : 1.0

                  (x)      Section 8.14 of the Credit Agreement is amended by:

                           (i)      Deleting the word "and" at the end of clause
                  (d) thereof,

                           (ii)     Replacing the period at the end of clause
                  (e) thereof with a semicolon, and

                           (iii)    Adding to the end thereof new subsections
                  (f), (g) and (h) to read as follows:

                           "(f)     the Company and any Subsidiary may make any
                  distributions required to consummate the VARTA Acquisition, including the Transformation and the VARTA Exchange;

                           (g) consideration in an amount up to $10,000,000 paid in connection with an Acquisition permitted under Section 8.4(j), in the form of Distributions by the Subsidiary acquired pursuant to such Acquisition to the minority owner(s) of such Subsidiary, provided that the aggregate amount of any such Distributions in connection with such Acquisition will count against the monetary baskets set forth in Section 8.4(j), to the extent the Company is relying on Section 8.4(j) in consummating such Acquisition; and

                           (h) the Company may prepay the Bridge Facility with the proceeds of the Permanent Securities."

                  (y) Section 8.17 of the Credit Agreement is amended by inserting before the period at the end thereof the phrase "not to include any Indebtedness incurred in connection with the Rosata/Paula Acquisitions".

                  (z) Section 11.23 of the Credit Agreement is amended in its entirety to read as follows:

                  "11.23 Parallel Debt. Without prejudice to the provisions of any other Loan Document and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by each Pledgor (as defined in the Netherlands Share Pledge Agreements and/or in the German Pledge Agreements) under or pursuant to the Netherlands Share Pledge Agreements and/or the German Pledge Agreements, each Lender, on behalf of itself and its Affiliates, and the other parties hereto acknowledge and consent to each Pledgor's undertaking to pay to Bank of America, in its own capacity, amounts (i) equal to the amounts due from time to time by such Pledgor to the Lenders and their Affiliates in respect of all moneys owed by such Pledgor to the Lenders and their Affiliates under the Guaranties and
         (ii) due and payable at the same time as the corresponding amounts of such moneys under the Guaranties are or shall be due and payable (such payment undertaking and the obligations and liabilities resulting therefrom, the "Parallel Debt"). Each Lender, on behalf of itself and its Affiliates, and the other parties hereto agree that the Parallel Debt is a claim of Bank of America which is independent and separate from, and without prejudice to, the claims of the Lenders and their Affiliates, if applicable, in respect of the moneys owed by each Pledgor under the Guaranties, and is not a claim which is held jointly with the Lenders and their Affiliates provided that to the extent any amounts are paid to Bank of America under the Parallel Debt or that Bank of America otherwise receives moneys in payment of the Parallel Debt, the total amount due and payable in respect of the moneys owed by each Pledgor under the Guaranties shall be decreased as if said amounts were received directly in payment of the outstanding moneys under the Guaranties. Bank of America, acting in its own capacity, hereby agrees to transfer to such account as may be specified by the Administrative Agent, for the benefit of the Lenders and their Affiliates all proceeds that it receives in connection with any enforcement action taken under or pursuant to the Netherlands Share Pledge Agreements and/or the German Pledge Agreements."

                  (aa) Schedule 2.1 to the Credit Agreement is, effective only for dates of determination subsequent to the Amendment No. 3 Effective Date, amended in its entirety and replaced with Schedule 2.1 attached hereto.

                  (bb) Schedule 2.9(e) to the Credit Agreement is amended in its entirety and replaced with Schedule 2.9(e) attached hereto.

                  (cc) A new Schedule 5.1A(g), in the form attached hereto, is inserted into the Credit Agreement in proper numerical order.

                  (dd) Section II of Exhibit C to the Credit Agreement is amended as follows:

                  (i) Deleting the word "Acquisition" from clause A(10) thereof;

                  (ii)     Deleting clauses A(11), A(12) and A(13) thereof;

                  (iii) Replacing the phrase "through (12), minus Item (13)" contained in clause A(14) thereof with the phrase "and (10)";

                  (iv) Replacing the figures "14" and "15" contained in clause A(15) thereof with the figures (11) and (12), respectively;

                  (v) Renumbering clauses A(14), A(15), A(16) and A(17) thereof as clauses A(11), A(12), A(13) and A(14), respectively; and

                  (vi) Replacing the phrase "Item A(14)" in each place it appears therein with the phrase "Item A(11)".

                  (ee) A new Exhibit I-2, in the form attached hereto, is inserted into the Credit Agreement in proper numerical order.

                  (ff) A new Exhibit J-2, in the form attached hereto, is inserted into the Credit Agreement in proper numerical order.

                  SECTION 2. Consent. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, the Company and its Subsidiaries may enter into corporate restructuring transactions intended to improve the administrative, operational and/or tax efficiency of the corporate structure of the Company and its Subsidiaries (including, without limitation, asset and stock transfers, mergers, liquidations, dissolutions, capital contributions, and other business combinations), so long as (a) immediately before and after giving effect to any such corporate restructuring transaction, no Event of Default has occurred and is continuing, (b) there is no party to the transactions other than the Company and its Subsidiaries, (c) the Company and its Subsidiaries promptly deliver any and all documents requested by the Administrative Agent under Section 7.13 of the Credit Agreement in connection with such transactions and (d) the Administrative Agent consents in writing thereto.

                  SECTION 3. Conditions of Effectiveness. This Amendment shall become effective when, and only when, and as of the date (the "Amendment No. 3 Effective Date") on which, (x) the Administrative Agent shall have received counterparts of this Amendment executed by the Company and Lenders with aggregate Percentages of 66-2/3% or more or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (y) the Administrative Agent shall have additionally received all fees due and payable in connection with this Amendment No. 3, payment of all accrued fees and expenses of the Administrative Agent (including the reasonable and accrued fees of counsel to the Administrative Agent invoiced on or prior to the date hereof and all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified):

                           (a) Certified copies of (i) the resolutions of the Board of Directors of (A) the Company approving this Amendment and the matters contemplated hereby and thereby and (B) each Guarantor evidencing approval of the Consent and the matters contemplated hereby and thereby provided that no German entity shall be required to deliver copies of resolutions unless resolutions are necessary pursuant to its Organization Documents and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, the Consent and the matters contemplated hereby and thereby.

                           (b) A certificate of the Secretary or an Assistant Secretary or director of the Company and each Guarantor certifying the names and true signatures of the officers of the Company and such Guarantor authorized to sign this Amendment and the Consent and the other documents to be delivered hereunder and thereunder, provided that, in lieu of the foregoing, each German Entity shall deliver a certified copy of its current excerpt of the commercial register file (Handelsregisterauszug) and a certified copy of the specimen signature (Unterschriftenprobe) currently filed with the commercial register of the representative of such Person who will execute, deliver and perform the Amendment, the Consent and the other documents to be delivered hereunder and thereunder.

                           (c) Counterparts of the Consent appended hereto (the "Consent"), executed by each Guarantor (other than the Company).

                           (d) A favorable opinion of Sutherland, Asbill & Brennan, counsel for the Company, ROV Holding Inc., a Delaware corporation, Rovcal, Inc., a California corporation and each Remington Company that is a Domestic Subsidiary, as to the matters referred to in
         Section 4 and each additional matter as may arise and be requested by the Administrative Agent.

                  SECTION 4. Representations and Warranties of the Company. The Company represents and warrants as follows:

                           (a)      The Company and each Guarantor is a
         corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                           (b) The execution, delivery and performance by the Company of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, the execution and delivery by each Guarantor of the Consent and the Loan Documents to which it is or is to be a party, and the consummation of the transactions contemplated hereby are within the Company's and each Guarantor's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Organization Documents of the Company or any Guarantor, (ii) violate any Requirement of Law, (iii) conflict with or result in a breach or contravention of, or the creation of a Lien (except for the Liens created under the Collateral Documents, as amended hereby) under, any document evidencing any Contractual Obligation to which the Company or any Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which either the Company, any Guarantor or any of their properties is subject.

                           (c)      No approval, consent, exemption,
         authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the due execution, delivery or performance by, or enforcement against, either the Company of this Amendment or any of the Loan Documents, as amended hereby, to which it is or is to be a party or any Guarantor of the Consent or any other Loan Document to which it is a party.

                           (d) This Amendment has been duly executed and delivered by the Company. This Amendment and each of the other Loan Documents, as amended hereby, to which the Company is a party are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Consent and each of the other Loan Documents, as amended hereby, to which each Guarantor is a party are legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms.

                           (e) There is no action, suit, investigation, litigation or proceeding affecting either Borrower or any Subsidiary (including, without limitation, any Environmental Claim) pending or to the best knowledge of the Company, threatened, in arbitration or before any Governmental Authority that would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Amendment or any other Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                  SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

                  (b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  SECTION 6. Costs, Expenses. The Company agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 11.4 of the Credit Agreement.

                  SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   RAYOVAC CORPORATION

                                   By:     /s/  Randall J. Steward
                                         ---------------------------------------
                                   Title: Executive Vice President and Chief
                                   Financial Officer

                                   VARTA GERATEBATTERIE GMBH

                                   By      /s/ Remy Burel
                                         ---------------------------------------
                                         Title: CEO

                                   By      /s/ Andreas Rouve
                                         ---------------------------------------
                                         Title: CFO

                                   BANK OF AMERICA, N.A.
                                   as Administrative Agent and as Lender

                                   By      /s/ W. Thomas Bennett
                                         ---------------------------------------
                                         Title: Managing Director

                                   Agreed as of the date first above written

                                   _____________________________________________
                                   [Please type or print name of Lender Party

                                   By __________________________________________
                                      Title: